EXHIBIT 16.1




SECURITIES AND EXCHANGE COMMISSION
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

Re: ValueStar Corporation (File No. 0-22619)

We have read Item 3 of Part II of ValueStar Corporation's Form 10SB/A, Amendment No. 1 dated August 18, 1997 and are in agreement with the statements contained therein.


                                       Yours very truly,




                                       /s/ MOHLER, NIXON & WILLIAMS
                                       MOHLER, NIXON & WILLIAMS
                                       Accountancy Corporation



Campbell, California
September 16, 1997

                                       38